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                                                                   EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Winston Hotels, Inc. on Form S-3 of our report dated January 10, 1997, on our audits of the consolidated financial statements of Winston Hotels, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and the period June 2, 1994 through December 31, 1994, of our report dated January 10, 1997, on our audit of the financial statement schedule of Winston Hotels, Inc. as of December 31, 1996, of our report dated March 5, 1997, on our audits of the financial statements of Winston Hospitality, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and the period June 2, 1994 through December 31, 1994, and of our report dated September 21, 1994, on our audits of the combined statements of income, capital deficiency and cash flows of the Initial Hotels (described in Note 1 to those financial statements) for the five months ended June 2, 1994, appearing in the 1996 Annual Report on Form 10-K of Winston Hotels, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the incorporation by reference in this registration statement of Winston Hotels, Inc. on Form S-3 of our report dated February 21, 1996, on our audit of the combined statements of income, equity and cash flows of the Impac Acquisition Hotels (described in Note 1 to those financial statements) for the year ended December 31, 1995, appearing in Amendment No. 1 to the registration statement on Form S-3 (File No. 333-03986) of Winston Hotels, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the reference to our firm under the caption "Experts."



                                         /s/ COOPERS & LYBRAND L.L.P.


Raleigh, North Carolina
August 29, 1997